Exhibit 99.1

Press Release

CONTACT:
Jon Kathol
Vice President, Investor Relations
Tel:813-544-8515
investorrelations@primowater.com

PRIMO WATER ANNOUNCES APPOINTMENT OF ROBBERT RIETBROEK AS CEO

TAMPA, FL – November 15, 2023 – Primo Water Corporation (NYSE:PRMW; TSX:PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions direct to consumers in North America and Europe, today announced that Primo Water’s Board of Directors has appointed Robbert Rietbroek as Chief Executive Officer and to the Board of Directors, effective January 1,  2024. The appointment concludes a comprehensive CEO search process, launched by the Board following Tom Harrington’s decision to retire, with the mandate to appoint a highly capable leader with extensive product innovation, operational and transformational experience, capable of further driving growth across Primo Water’s businesses for years to come.

Mr. Rietbroek is a seasoned executive bringing more than 25 years of experience at Fortune 500 companies to Primo Water, including five years as Senior Vice President and General Manager responsible for Quaker Foods North America (QFNA), a reported sector of PepsiCo. Prior to his role at Quaker, Mr. Rietbroek was a Senior Vice President and General Manager PepsiCo Australia and New Zealand. Before his tenure at PepsiCo, Mr. Rietbroek served as Vice President and General Manager Australia, New Zealand, Pacific Islands and Vice President and Global Sector Leader Baby and Child Care at Kimberly-Clark. Mr. Rietbroek also spent nearly 16 years at Procter & Gamble in a variety of management and marketing roles in North America, Latin America, Europe, Middle East, and Africa. Mr. Rietbroek has worked across multiple consumer goods categories and has been recognized for exceptional brand building and innovation, achieving several awards and recognitions.

“On behalf of the Board, I want to thank Tom for his significant contributions and dedicated years of service to Primo Water which helped establish the strong foundation for the future,” said Jerry Fowden, Chairman of the Board. “The Board’s search committee worked diligently and thoroughly throughout the CEO search process, and we are confident that Robbert is the right person to take Primo Water into its next stage of growth. Robbert has spent the last two decades developing a unique skillset that will enable him to excel in his new role as CEO of Primo Water. He is an outstanding leader with a commitment to excellence and a proven builder and leader of high-performance teams, and I look forward to watching Robbert lead the Company in the years ahead.” Mr. Fowden continued, “Robbert has a strong track record of execution, and the Board looks forward to working with him to build on our momentum as well as to help guide Primo Water’s ongoing transformation into a leading pure-play water company in North America.”

Press Release
“I am grateful for the opportunity to lead Primo Water and its talented team of associates into the future,” said Mr. Rietbroek. “As CEO, I look forward to meeting the needs of our customers and supporting our dedicated associates as we deliver on our strategic priorities, and drive both long-term growth and value creation for our shareowners.” Mr. Rietbroek continued, “Water is the source of life, and I am eager to provide hydration solutions that help inspire healthier lives, healthier communities, and a healthier planet.”

In connection with his appointment, Mr. Rietbroek will receive a grant of an inducement equity award on the commencement of his employment. Primo Water’s Board of Directors approved a $3.5 million grant of restricted share units (”RSUs”) to Mr. Rietbroek as a material inducement to his hiring as Primo Water’s next CEO. The award will be made outside Primo Water’s existing equity incentive plans, but subject to the same terms and conditions as if granted under the Primo Water Corporation 2018 Equity Incentive Plan, as amended. Each RSU will entitle Mr. Rietbroek to receive one Primo Water common share for each RSU that vests. The RSUs will vest in equal installments on each of the first two anniversaries of the grant date, subject to Mr. Rietbroek’s continuous service through the applicable vesting dates. The precise number of RSUs granted will be calculated based on the prevailing market price on the first day of his employment.

ABOUT PRIMO WATER CORPORATION

Primo Water is a leading pure-play water solutions provider in North America and Europe and generated approximately $2.2 billion in annual revenue in 2022. Primo Water operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,800 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across its 21-country footprint.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

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Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the execution of the Company’s strategic priorities and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: financial condition and results of operations; Primo Water’s ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo Water’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo Water’s ability to maintain favorable arrangements and relationships with its suppliers; Primo Water’s ability to manage supply chain disruptions and cost increases related to inflation; Primo Water’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo Water’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates; any disruption to production at Primo Water’s manufacturing facilities; Primo Water’s ability to maintain access to its water sources; the impact of climate change on Primo Water’s business; Primo Water’s ability to protect its intellectual property; the seasonal nature of Primo Water’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas war; the impact of a pandemic, such as COVID-19, related government actions and Primo Water’s strategy in response thereto on our business; Primo Water’s ability to consummate the proposed disposition of our international businesses and its ability to achieve the expected benefits thereof, including the risk that the parties fail to obtain the required regulatory approvals or to fulfill the other conditions to closing on the expected timeframe or at all; Primo Water’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo Water’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo Water’s exposure to intangible asset risk; Primo Water’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo Water’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo Water’s borrowing costs; Primo Water’s ability to recruit, retain and integrate new management; Primo Water’s ability to renew its collective bargaining agreements from time to time on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo Water’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo Water operates; Primo Water’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo Water’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo Water’s information systems; Primo Water’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo Water’s employees or the Company; Primo Water’s ability to maintain its quarterly dividend; or credit rating changes.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.